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                   POLICY MANAGEMENT SYSTEMS CORPORATION

                               EXHIBIT 10.B


                              THIRD AMENDMENT
                                  TO THE
                   POLICY MANAGEMENT SYSTEMS CORPORATION
                          1989 STOCK OPTION PLAN


THIS AMENDMENT to Policy Management Systems Corporation 1989
Stock
Option Plan (the "Plan) is made by POLICY MANAGEMENT SYSTEMS CORPORATION (the "Company") and entered into as of this 26th day of
March, 1995, to be effective as of the date this amendment is approved by the stockholders of the Company at a meeting duly called and held.

                           W I T N E S S E T H:

WHEREAS, the Company sponsors and maintains the Plan and, pursuant to Section 15 thereof, the Company has the right to amend the Plan subject to stockholders approving certain amendments; and

WHEREAS, the Company desires to amend the Plan to authorize additional shares of the Company's stock to be reserved for use under the Plan;

NOW THEREFORE, the Plan is hereby amended, effective as set forth above, as follows:

 1.  There shall be an additional 2,250,000 shares of Common
Stock
     reserved for use under this Plan, and such shares of Common Stock shall be reserved to the extent that PMSC deems appropriate from authorized but unissued shares of Common Stock.

 2.  Section 14 of the Plan is amended to add the following
     Subsection 14.2 and the existing paragraph under Section 14 is re-numbered as Section 14.1:

     14.2 The Committee may, in its sole descretion, include in an
          Option Agreement that if there is a Change in Control (as hereinafter defined) of PMSC prior to the expiration
          date of the Options, then, notwithstanding any other provision of this Plan or the Option Agreement to the contrary, each Option then outstanding shall become immediately exercisable in full and shall become nonforfeitable regardless of whether there is a change in
          office or employment status subsequent to such Change in
          Control. For purposes of this Section, a "Change in Control" shall be deemed to have occurred in the event any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates" as that term is defined in Rule 405 of the General Rules
and
          Regulations under the Securities Act of 1933, as amended,
          or other group of persons, corporations, partnerships or
          other entities who are not affiliates, but who are acting
          in concert, becomes the owner of record or beneficially of securities of PMSC which represent thirty-three and one-third percent (33 1/3%) or more of the combined voting power of PMSC's then outstanding securities entitled to elect directors or (3) the


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          Board or a committee thereof makes a determination in
its
          reasonable judgment that a Change in Control of PMSC has
          taken place. In addition, the Committee may, in its sole
          descretion, include in an Option Agreement that notwithstanding any other provision in the Plan or the Option Agreement to the contrary, following a change in
          control of PMSC the Key Employee may exercise the Options
          for a period of one (1) year following the date of the change in control but in no event shall such Options be exercised after the tenth anniversay date such Options were granted.

          "Cause" for the purposes of Section 14.2 is defined to mean: (1) willful failure to substantially perform prescribed duties other than as a result of disability; or (2) willful engagement in misconduct significantly detrimental to PMSC.

          "Good Reason" to terminate employment with PMSC occurs if: (1) duties are assigned that are materially inconsistent with previous duties; (2) duties and responsibilities are substantially reduced; (3) base compensation is reduced not as part of an across the board reduction for all senior officers or executives;
or
          (4) participation under compensation plans or arrangements generally made available to persons at Key Employee's level of responsibility at PMSC is denied.



 3. Section 9 is amended to add to the end of the Section the following:

          Notwithstanding the foregoing, the Committee may, but shall not be required to do so, in its sole and absolute
          discretion, permit a Key Employee to exercise outstanding
          options sooner than would otherwise be permitted by the foregoing and as set forth in the Option Agreement in the
          event the Key Employee retires or otherwise leaves the employ of the PMSC.


IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.

POLICY MANAGEMENT SYSTEMS CORPORATION



BY (SIGNATURE)            /s/  G. Larry Wilson
(NAME AND TITLE)               G. Larry Wilson, President and
                                  Chairman